Exhibit 10.22

EIGHTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of May 17, 2011, by and between COMERICA BANK (“Bank”) and LEGALZOOM.COM, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 31, 2008 (as amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of February 24, 2009, that certain Second Amendment to Loan and Security Agreement dated as of March 6, 2009, that certain Third Amendment to Loan and Security Agreement dated as of July 7, 2009, that certain Fourth Amendment to Loan and Security Agreement dated as of July 27, 2009, that certain Fifth Amendment to Loan and Security Agreement dated as of January 8, 2010, that certain Sixth Amendment and Waiver to Loan and Security Agreement dated as of October 29, 2010, and that certain Seventh Amendment to Loan and Security Agreement dated as of March 1, 2011, together with any related documents, the “Agreement”). All indebtedness owing by Borrower to Bank shall hereinafter be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.                                    Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.                               Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.                              Section 6.2(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) as soon as available, but in any event within one hundred fifty (150) days after the end of each fiscal year of Borrower (other than the 2010 fiscal year, where Borrower may deliver within two hundred ten (210) days), audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;”

III.        Legal Effect.

A.                              The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.                                Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and

Borrower to retain as liable parties, all makers and endorsers of the Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.                           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.                                 Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.                         This Amendment, duly executed by Borrower;

B.                           A legal fee from Borrower in the amount of $250; and

C.                           Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LEGALZOOM.COM, INC.

By:	/s/ Fred J. Krupica
Name:	Fred J. Krupica
Title:	CFO

COMERICA BANK

By:	/s/ Paula J. Howell
Name:	Paula J. Howell
Title:	SVP